UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	2017 Annual Incentive Plan.

On March 20, 2017, the Board of Directors (the “Board”) of Carbon Natural Gas Company (“Carbon” or the “Company”) finalized Carbon’s 2017 Annual Incentive Plan (the “2017 AIP”) for Carbon’s executive officers and all other participants.  Under the 2017 AIP, any incentive awards will be tied to four performance criteria: (i) Debt to Adjusted EBITDA Ratio, (ii) Net Annual Production (MMcfe), (iii) Lease Operating Expenses ($/unit) and (iv) General and Administrative Expenses per Unit of Net Production.  Each of the performance criteria included in the 2017 AIP is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s average base salary during 2017 or earned salary during 2017 if the participant was a new hire during the year, took a leave of absence or was absent due to a workers’ compensation matter.  In addition to the target level, the 2017 AIP includes completion percentages for a range of performance levels, from a threshold level up to an outstanding level. Sixty percent of the incentive award is tied directly to the level of performance with respect to the four performance criteria and forty percent of the award is at the discretion of the Board.

The 2017 AIP is administered by the Compensation, Nominating and Governance Committee of the Board and the Chief Executive Officer (for all participant awards other than awards to officers).  Participation of officers in the 2017 AIP is determined by the Board and the participation of other employees of Carbon and its subsidiaries in the 2017 AIP is determined by the Chief Executive Officer. The Chief Financial Officer is responsible for verifying the performance calculation for the financial and operating performance measures. The Compensation, Nominating and Governance Committee of the Board must certify the levels of performance achieved. No awards will be made under the 2017 AIP unless a minimum 30% completion threshold is achieved for the total plan. Any modifications to the 2017 AIP must be approved by the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Plans and Arrangements.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in Item 5.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

Dated: May 15, 2017	/s/ Patrick R. McDonald
Patrick R. McDonald,
CEO

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